Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated December 19, 2013 relating to the financial statements of Pentair plc appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

December 19, 2013